EX-99.(h)15

AMENDMENT TO
TRANSFER AGENCY AGREEMENT

        AMENDMENT made as of this 16th day of May 2002, by and between JNL Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

WITNESSETH

        WHEREAS, the Trust and JNAM entered into a Transfer Agency Agreement (the “Agreement”) dated January 31, 2001; and

        WHEREAS, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds (“Fund”) of the Trust and the owners of record thereof; and

        WHEREAS, the Funds in existence on the date of the Agreement ("Current Portfolios") are set forth in the Agreement; and

        WHEREAS, the Trust desires to add one Fund to the Current Portfolios; and

        WHEREAS, JNAM has agreed to render the services set forth in the Agreement to this additional Series.

        NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

  Agreement.The Agreement shall be amended to include PPM America/JNL Value Fund in the definition of "Current Portfolios."

  Exhibit A. Exhibit A to the Agreement is hereby deleted and replaced in its entirety with Exhibit A dated May 1, 2001, attached hereto.

        IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

ATTEST:	JNL SERIES TRUST

/s/ Kelly L. Crosser	By: /s/ Mark D. Nerud
Mark D. Nerud
Vice President and Assistant Treasurer

ATTEST:	JACKSON NATIONAL ASSET MANAGEMENT, LLC

/s/ Kelly L. Crosser	By: /s/ Susan S. Rhee
Susan S. Rhee
Secretary

EXHIBIT A

Dated May 16, 2002

AIM/JNL Large Cap Growth Fund
AIM/JNL Small Cap Growth Fund
AIM/JNL Value II Fund
Alger/JNL Growth Fund
Alliance Capital/JNL Growth Fund
Eagle/JNL Core Equity Fund
Eagle/JNL SmallCap Equity Fund
J.P. Morgan/JNL Enhanced S&P 500 Stock Index Fund
J.P. Morgan/JNL International & Emerging Markets Fund
Janus/JNL Aggressive Growth Fund
Janus/JNL Capital Growth Fund
Janus/JNL Global Equities Fund
Janus/JNL Balanced Fund
Janus/JNL Growth & Income Fund
PIMCO/JNL Total Return Bond Fund
Putnam/JNL Growth Fund
Putnam/JNL Value Equity Fund
Putnam/JNL International Equity Fund
Putnam/JNL Midcap Growth Fund
S&P/JNL Conservative Growth Fund I
S&P/JNL Moderate Growth Fund I
S&P/JNL Aggressive Growth Fund I
S&P/JNL Very Aggressive Growth Fund I
S&P/JNL Equity Growth Fund I
S&P/JNL Equity Aggressive Growth Fund I
S&P/JNL Conservative Growth Fund II
S&P/JNL Moderate Growth Fund II
S&P/JNL Aggressive Growth Fund II
S&P/JNL Very Aggressive Growth Fund II
S&P/JNL Equity Growth Fund II
S&P/JNL Equity Aggressive Growth Fund II
S&P/JNL Aggressive Growth Fund
S&P/JNL Conservative Growth Fund
S&P/JNL Moderate Growth Fund
S&P/JNL Core Index 100 Fund
S&P/JNL Core Index 50 Fund
S&P/JNL Core Index 75 Fund
Lazard/JNL Small Cap Value Fund
Lazard/JNL Mid Cap Value Fund
Mellon Capital Management/JNL S&P 500 Index Fund
Mellon Capital Management/JNL S&P 400 Mid Cap Index Fund
Mellon Capital Management/JNL Small Cap Index Fund
Mellon Capital Management/JNL International Index Fund
Mellon Capital Management/JNL Bond Index Fund
PPM America/JNL Balanced Fund
PPM America/JNL High Yield Bond Fund
PPM America/JNL Money Market Fund
PPM America/JNL Value Fund
Oppenheimer/JNL Global Growth Fund
Oppenheimer/JNL Growth Fund
Salomon Brothers/JNL Balanced Fund
Salomon Brothers/JNL Global Bond Fund
Salomon Brothers/JNL High Yield Bond Fund
Salomon Brothers/JNL U.S. Government & Quality Bond Fund
T. Rowe Price/JNL Established Growth Fund
T. Rowe Price/JNL Mid-Cap Growth Fund
T. Rowe Price/JNL Value Fund